                                                                      EXHIBIT 99
                                                                      ----------

                              CNB BANCSHARES, INC.
                           CONSOLIDATED BALANCE SHEET
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)


                                                 DECEMBER 31,
                                              1994          1993
-------------------------------------------------------------------
ASSETS
Cash and due from banks                    $  105,638    $   98,684
Interest bearing deposits in other banks        5,171        15,092
Federal funds sold and securities              16,200        49,800
 purchased under agreements to resell
                                        ---------------------------
   TOTAL CASH AND CASH EQUIVALENTS            127,009       163,576
Real estate loans held for sale                 1,260        28,434
Investment securities available for sale      221,418       447,243
Investment securities held to maturity        549,861       254,105
 (market value $520,873 and $259,636)
Loans:
   Commercial, real estate and consumer     1,917,982     1,661,561
    loans, net of unearned interest
   Less:  Allowance for loan losses            26,615        22,629
                                        ---------------------------
   NET LOANS                                1,891,367     1,638,932
Premises and equipment                         59,584        59,215
Other real estate owned                         2,943         5,289
Interest receivable and other assets           65,645        57,069
                                        ---------------------------

   TOTAL ASSETS                            $2,919,087    $2,653,863
                                        ===========================


LIABILITIES
  Deposits:
   Non-interest bearing                    $  297,954    $  273,855
   Interest bearing                         1,944,689     1,935,223
                                        ---------------------------
   TOTAL DEPOSITS                           2,242,643     2,209,078
  Securities sold under repurchase            319,965        94,095
   agreements
  Federal funds purchased                      27,000        49,125
  Other short-term borrowings                   9,938         2,734
  Long-term debt                               58,077        50,111
  Interest payable and other liabilities       24,204        24,417
                                        ---------------------------
   TOTAL LIABILITIES                        2,681,827     2,429,560


SHAREHOLDERS' EQUITY
   Preferred stock, no par or stated
    value
    Shares authorized and unissued:
     2,000,000
   Common stock, $1 stated value
    Shares authorized:  50,000,000
    Shares issued:  15,008,636 in 1994         15,009        13,259
      and 13,259,155 in 1993
   Capital surplus                            202,945       154,378
   Retained earnings                           21,125        51,530
   Net unrealized gains (losses) on            (1,819)        5,136
    investment securities available for
    sale
                                        ---------------------------
   TOTAL SHAREHOLDERS' EQUITY                 237,260       224,303
                                        ---------------------------

   TOTAL LIABILITIES AND SHAREHOLDERS'     $2,919,087    $2,653,863
    EQUITY
                                        ===========================

See notes to consolidated financial statements.

                              CNB BANCSHARES, INC.
                   CONSOLIDATED CONDENSED STATEMENT OF INCOME
                      (In thousands except for share data)

                                                 YEAR ENDED DECEMBER 31,
                                              1994         1993         1992
-------------------------------------------------------------------------------
INTEREST INCOME
Loans, including fees:
 Taxable                                  $   146,932  $   128,821  $   134,935
 Tax exempt                                     1,628        1,782        2,281
Investment securities:
 Taxable                                       39,922       37,692       38,749
 Tax exempt                                     4,891        4,875        5,699
Real estate loans held for sale                   789        1,178          412
Federal funds sold and securities                 884        1,984        3,964
 purchased under agreements to resell
Interest bearing deposits in other banks          421          874        1,842
                                        ---------------------------------------
       Total interest income                  195,467      177,206      187,882
                                        ---------------------------------------
INTEREST EXPENSE
 Deposits                                      72,068       72,839       85,393
 Short-term borrowings                         11,448        3,352        3,871
 Long-term debt                                 3,739        4,573        6,686
                                        ---------------------------------------
       Total interest expense                  87,255       80,764       95,950
                                        ---------------------------------------
NET INTEREST INCOME                           108,212       96,442       91,932
Provision for loan losses                       6,319        3,605        8,960
                                        ---------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR       101,893       92,837       82,972
 LOAN LOSSES                            ---------------------------------------


NON-INTEREST INCOME
 Net securities gains                             687        1,221        1,104
 Other non-interest income                     36,665       32,689       27,209
                                        ---------------------------------------
       Total non-interest income               37,352       33,910       28,313

NON-INTEREST EXPENSE
 Salaries and employee benefits                48,893       45,092       41,158
 Net occupancy expense                          7,067        6,632        6,114
 Equipment expense                              5,968        5,104        5,006
 Other                                         35,779       31,039       29,081
                                        ---------------------------------------
       Total non-interest expense              97,707       87,867       81,359
                                        ---------------------------------------

INCOME BEFORE INCOME TAXES AND                 41,538       38,880       29,926
 CUMULATIVE EFFECT OF ACCOUNTING CHANGE
Income taxes                                   14,705       12,914        8,550
                                        ---------------------------------------

INCOME BEFORE CUMULATIVE EFFECT OF             26,833       25,966       21,376
 ACCOUNTING CHANGE
CUMULATIVE EFFECT OF CHANGE IN                      -        1,568            -
 ACCOUNTING FOR INCOME TAXES
                                        ---------------------------------------

NET INCOME                                $    26,833  $    27,534  $    21,376
                                        =======================================

Per Share:
 Primary:
       Income before cumulative effect    $      1.82  $      1.82  $      1.52
        of accounting change
       Cumulative effect of change in                          .11
        accounting for income taxes
                                        ---------------------------------------
          Primary net income per share    $      1.82  $      1.93  $      1.52
                                        =======================================
 Fully diluted:
       Income before cumulative effect    $      1.78  $      1.76  $      1.48
        of accounting change
       Cumulative effect of change in                          .11
        accounting for income taxes
                                        ---------------------------------------
          Fully diluted net income per    $      1.78  $      1.87  $      1.48
           share
                                        =======================================

 Cash dividends                           $       .79  $       .73  $       .71
                                        =======================================

AVERAGE SHARES OUTSTANDING                 14,716,725   14,270,212   14,076,726
                                        =======================================

See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
(In thousands except for share data)

                                                    COMMON STOCK       CAPITAL     RETAINED     UNREALIZED
                                                 SHARES      AMOUNT    SURPLUS     EARNINGS    GAINS/LOSSES      TOTAL
BALANCES, JANUARY 1, 1992                      11,414,684   $11,415    $102,222     $70,803                    $184,440
Net income for 1992                                                                  21,376                      21,376
Cash dividends                                                                       (9,194)                     (9,194)
Stock dividend ($54 paid in lieu of
  fractional shares)                              983,966       984      25,033     (26,071)                        (54)
Purchase and retirement of common stock          (132,538)     (133)     (1,407)     (1,972)                     (3,512)
Shares issued for dividend reinvestment plan       65,561        66       1,619                                   1,685
Stock options exercised                            23,264        23         408                                     431
Exercise and conversion of stock purchase
  contracts and debentures                          7,215         7         139                                     146
-------------------------------------------------------------------------------------------------------------------------
BALANCES, DECEMBER 31, 1992                    12,362,152    12,362     128,014      54,942                     195,318
Net income for 1993                                                                  27,534                      27,534
Cash dividends                                                                      (10,438)                    (10,438)
Stock dividend ($46 paid in lieu of fractional
  shares)                                         562,352       562      17,577     (18,185)                        (46)
Purchase and retirement of common stock          (125,354)     (125)     (1,540)     (2,323)                     (3,988)
Shares issued for dividend reinvestment plan       80,187        80       2,316                                   2,396
Stock options exercised                            21,738        22         264                                     286
Exercise and conversion of stock purchase
  contracts and debentures                        220,695       221       4,520                                   4,741
Issuance of common stock related to
  acquisition of subsidiary                       115,088       115       2,606                                   2,721
Issued pursuant to employee benefit plans          22,297        22         621                                     643
Effect of change in accounting for
  investment securities available for sale                                                        $ 5,136         5,136
-------------------------------------------------------------------------------------------------------------------------
BALANCES, DECEMBER 31, 1993                    13,259,155    13,259     154,378      51,530         5,136       224,303
Net income for 1994                                                                  26,833                      26,833
Cash dividends                                                                      (11,427)                    (11,427)
Stock dividend ($46 paid in lieu of fractional
  shares)                                       1,224,881     1,225      41,379     (42,650)                        (46)
Purchase and retirement of common stock          (288,820)     (289)     (2,926)     (6,239)                     (9,454)
Shares issued for dividend reinvestment plan       84,446        84       2,649                                   2,733
Stock options exercised                            19,477        20         305                                     325
Exercise and conversion of stock purchase
  contracts and debentures                        149,380       149       2,916                                   3,065
Issuance of common stock related to
  acquisitions of subsidiaries                    548,471       549       3,794       5,626                       9,969
Issued pursuant to employee benefit plans          11,646        12         373                                     385
Adjustments for pooling of King City to
  conform with the Corporation's different
  year-end                                                                   77      (2,548)                     (2,471)
Change in unrealized gains/losses on
  investment securities available for sale                                                         (6,955)       (6,955)
-------------------------------------------------------------------------------------------------------------------------
BALANCES, DECEMBER 31, 1994                    15,008,636   $15,009    $202,945     $21,125       $(1,819)     $237,260
=========================================================================================================================

See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
                                                   YEAR ENDED DECEMBER 31,
                                               1994        1993         1992
OPERATING ACTIVITIES:
 Net income                                  $  26,833   $  27,534   $  21,376
 Adjustments to reconcile net income to
    net cash provided by operating
    activities:
   Depreciation and amortization                 8,840       7,497       7,324
   Provision for loan losses                     6,319       3,605       8,960
   Amortization of securities
    premiums and discounts                       2,666       2,209         328
   Deferred income tax benefit                  (1,845)       (185)     (2,077)
   Cumulative effect of change in
    accounting for income taxes                             (1,568)
   Net gains on securities                        (687)     (1,221)     (1,104)
 Loans originated for sale                     (39,890)   (104,307)   (118,015)
 Proceeds from sale of loans                    67,131      90,986     102,902
 (Increase) decrease in interest
  receivable and other assets,
  net of amortization                             (810)     (5,312)      4,879
 Increase (decrease) in interest payable
   and other liabilities                        (1,676)      4,111      (2,856)
------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING
 ACTIVITIES                                     66,881      23,349      21,717
------------------------------------------------------------------------------

INVESTING ACTIVITIES:
 Cash and cash equivalents of
  subsidiaries acquired, net
  of purchase price                              5,708       3,832
 Proceeds from the maturity of
  investment securities
  available for sale                           154,591
 Proceeds from the sale of
  investment securities
  available for sale                           178,774      91,433     108,994
 Purchase of investment securities
  available for sale                          (101,041)                (98,473)
 Proceeds from the maturity of
  investment securities held
  to maturity                                   57,170     277,347     225,712
 Proceeds from the sale of investment
  securities held to maturity                                           23,510
 Purchase of investment securities held
  to maturity                                 (346,840)   (415,529)   (324,440)
 Net (increase) decrease in loans             (209,318)   (263,816)    101,191
 Purchase of bank premises and equipment        (5,165)     (7,543)     (4,104)
------------------------------------------------------------------------------
NET CASH PROVIDED (USED) BY INVESTING
 ACTIVITIES                                   (266,121)   (314,276)     32,390
------------------------------------------------------------------------------

FINANCING ACTIVITIES:
 Net increase (decrease) in deposits           (47,601)    145,595      32,172
 Net increase (decrease) in short-term
  borrowings                                   217,994      38,444      (4,059)
 Payment of long-term debt                     (11,086)    (16,320)    (18,807)
 Proceeds from long-term borrowings             20,751      10,990       3,699
 Proceeds from exercise of stock options           325         286         431
 Payment of cash dividends                     (10,989)    (10,357)     (8,905)
 Proceeds from common stock issued for
  dividend reinvestment plan                     2,733       2,396       1,685
 Purchase and retirement of common stock        (9,454)     (3,988)     (3,512)
------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING
 ACTIVITIES                                    162,673     167,046       2,704
------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                              (36,567)   (123,881)     56,811
CASH AND CASH EQUIVALENTS AT JANUARY 1,        163,576     287,457     230,646
------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT DECEMBER 31,    $ 127,009   $ 163,576   $ 287,457
==============================================================================

Supplemental disclosure:
   Cash paid for:
        Interest                                                                     $86,123  $ 81,657   $98,978
        Income taxes                                                                  17,135    11,371     9,114
   Non-cash investing and financing activities:
        Common stock issued for acquisitions                                           9,969     2,721
        Other real estate transfers                                                    1,036     1,587     3,779
        Stock issued in exchange of debentures and equity contracts and
          pursuant to employee benefit plans                                           3,637     5,680       146
        Reclassification of investment securities available for sale                           518,521    20,285

 See notes to consolidated financial statements

CONSOLIDATED FINANCIAL STATEMENTS AND NOTES
(TABLE DOLLAR AMOUNTS IN THOUSANDS.)


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     CNB Bancshares, Inc. (Corporation) is a regional, interstate bank holding company based in Evansville, Indiana. The Corporation's banking subsidiaries are engaged in commercial and retail banking, consumer lending, mortgage lending and servicing, trust services and cash management services for corporate accounts and other banks. The Corporation also has non-banking subsidiaries which provide data processing services, credit insurance and the sale of property and casualty insurance. Through its subsidiaries, the Corporation has 104 offices throughout its primary market areas of Indiana, Illinois, Kentucky, and portions of Tennessee.

      The accounting and reporting policies of CNB Bancshares, Inc. and its subsidiaries conform to generally accepted accounting principles and reporting practices followed by the banking industry. The more significant policies are described below.

RESTATEMENT

     The consolidated financial statements presented herein have been restated for the February, 1995 acquisitions of Harrisburg Bancshares, Inc. and King City Federal Savings Bank, as described in Note 2.

CONSOLIDATION

     The consolidated financial statements include the accounts of the Corporation and its subsidiaries, after elimination of all material intercompany accounts and transactions. Certain prior year amounts have been reclassified to conform with current classifications.

REAL ESTATE LOANS HELD FOR SALE

     Certain residential real estate mortgage loans are originated to be sold in the secondary market. Real estate loans held for sale are carried at the lower of aggregate cost or market value. Gains and losses on real estate loans sold, which represents the premium or discount paid by the purchaser, are recorded at the time of the cash sale. Servicing fee income subsequent to the sales is included in non-interest income and represents a normal servicing fee on each loan sold.

INVESTMENT SECURITIES

     The Corporation adopted Financial Accounting Standards Board Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (FAS
115) effective December 31, 1993. Debt securities that the Corporation has the positive intent and ability to hold to maturity are classified as "held to maturity" and reported at amortized cost. Other investment securities are classified as "available for sale" or "trading" and reported at fair value with unrealized gains and losses included in shareholders' equity net of related taxes, or income, respectively.

     Prior to adopting FAS 115, securities purchased to be held for indefinite periods of time and which might not be held to maturity or on a long-term basis were classified as held for sale and carried at the lower of aggregate amortized cost or market value. These securities have been reported under the caption "available for sale." Investment securities that management had the intent and the

Corporation had the ability at the time of purchase to hold until maturity or on a long-term basis were classified as investment securities and carried at amortized historical cost.

     Amortization of premiums and accretion of discounts are recorded as an adjustment to interest income using the level-yield method over the estimated remaining period until maturity, adjusted for estimated prepayments. Gains and losses on the sale of investment securities are determined on the specific identification method at the time of sale.

LOANS

     Loans are stated net of unearned interest and unamortized deferred fees and costs. Interest income on loans is accrued on the principal amount of such loans outstanding, except for discounted installment loans which is computed using a method that approximates a level yield. Certain nonrefundable loan fees and related direct loan costs are deferred and amortized over the life of the loan as an adjustment to interest income. Loans are placed on nonaccrual status when the collection of the interest becomes doubtful. Interest previously accrued but not deemed collectible is reversed and charged against current income. Interest income on these loans is then recognized only when collected.

     The Financial Accounting Standards Board has issued Statement No. 114 "Accounting by Creditors for Impairment of a Loan" (FAS 114) which was amended by Statement No. 118. These accounting standards will require that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the underlying collateral. The Corporation plans to adopt these statements effective January 1, 1995, and does not expect it to have a material impact on its financial position or results of operations.

ALLOWANCE FOR LOAN LOSSES

     An allowance for loan losses is maintained at a level considered adequate to absorb potential loan losses determined on the basis of management's continuing review and evaluation of the loan portfolio and its judgment as to the impact of economic conditions on the portfolio. The evaluation by management includes consideration of past loan loss experience and trends, changes in the composition of the loan portfolio, and the current volume and condition of loans outstanding.

PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method based on estimated useful lives. Maintenance and repairs are expensed as incurred, while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

OTHER REAL ESTATE OWNED

     Other real estate owned represents properties acquired through foreclosure or deed in lieu of foreclosure and is recorded at the lower of the related loan amount or fair value minus estimated costs to sell. Any excess of the loan amount over the estimated fair value less selling costs of such property when acquired is charged to the allowance for loan losses. Subsequent write-downs and gains or losses on sales are included in current operations. Any rental income and costs of maintaining the properties are also included in current operations.

INTANGIBLE ASSETS

     The excess of cost over the fair value of net assets acquired in acquisitions accounted for as purchases is amortized using the straight-line method over estimated lives ranging from 15 to 25 years. Core deposit intangible assets are amortized using the interest method over estimated lives of 10 years. These intangible assets are included in other assets in the consolidated balance sheet.

INTEREST RATE CONTRACTS

     Premiums paid for interest rate cap agreements and gains or losses on the early termination of interest rate cap agreements used to hedge changes in interest rates are included in the carrying amounts of those liabilities being hedged. These amounts are amortized as an adjustment to interest expense of the related liability on a straight-line method over the contractual terms of the caps. Interest expense is reduced on a current basis as amounts are earned from counterparties when the index rate exceeds the rate contractually specified under the cap agreement. Gains or losses on the early termination of a hedged transaction are included in current operations.

INCOME TAXES

     Income taxes provided in the consolidated statement of income include deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Corporation and its subsidiaries file consolidated income tax returns.

NET INCOME PER SHARE

     Primary net income per share has been computed by dividing net income by the weighted average number of common shares outstanding during each period. Fully diluted net income per share has been computed based on the weighted average number of common and common equivalent shares outstanding during each period assuming conversion of the convertible subordinated debentures into common shares and the elimination from net income of the related interest expense, less income tax effect. All share data included in the notes to the financial statements has been adjusted for stock dividends.

TRUST ASSETS

     Assets held by the Corporation's subsidiaries in fiduciary or agency capacity for customers are not included in the consolidated financial statements as such items are not assets of the Corporation or its subsidiaries.

NOTE 2: BUSINESS COMBINATIONS

     The Corporation issued 480,334 shares of its common stock on February 10, 1995, in exchange for all of the outstanding shares of Harrisburg Bancshares, Inc., holding company for the Harrisburg National Bank, Harrisburg, Illinois, (Harrisburg) and the minority interests of Harrisburg. At December 31, 1994, Harrisburg had total assets and shareholders' equity of $108,936,000 and $6,973,000, respectively. On February 1, 1995, the Corporation issued 652,447 shares of its common stock in exchange for all of the outstanding shares of King City Federal Savings Bank, Mt. Vernon, Illinois (King City). In addition, the Corporation reserved an additional 57,467 shares for future issuance due to outstanding King City stock options. At December 31, 1994, King City had total assets and shareholders' equity of $172,112,000 and $8,209,000, respectively.
On December 1, 1994, the Corporation issued 416,775 shares of its common stock in exchange for all of the outstanding common shares of Citizens Realty and Insurance, Inc., Evansville, Indiana. All three acquisitions were accounted for under the pooling of interests method of accounting and, accordingly, all financial data of the Corporation for prior periods has been restated to include the financial position and operating results of these acquisitions.

     Separate operating results of the combined entities for the periods prior to the mergers were as follows:

                                            YEAR ENDED DECEMBER 31,
                                           1994       1993      1992
Net interest income:
   CNB Bancshares, Inc.                  $ 99,822    $87,635   $83,297
   Harrisburg Bancshares, Inc.              3,507      3,431     3,216
   King City                                4,980      5,376     5,479
   Citizens Realty & Insurance, Inc.          (97)                 (60)
------------------------------------------------------------------------
         Combined                        $108,212    $96,442   $91,932
========================================================================
Net income:
   CNB Bancshares, Inc.                  $ 26,198    $24,318   $20,088
   Harrisburg Bancshares, Inc.               (916)       216      (257)
   King City                                  832      1,749       564
   Citizens Realty & Insurance, Inc.          719      1,251       981
------------------------------------------------------------------------
         Combined                        $ 26,833    $27,534   $21,376
========================================================================

     King City's results of operations and cash flows included in the financial statements are for the years ended June 30, 1994, 1993 and 1992, respectively, since King City through June 30, 1994 was on a June 30 fiscal year. As a result of changing its fiscal year from June 30 to December 31, retained earnings have been reduced by $2,548,000 attributable to King City's net loss for the six months ended December 31, 1994. Revenues and expenses for this six-month period totaled $5,451,000 and $7,999,000, respectively. Also as a result of the change in fiscal years, surplus was increased by $77,000 due to the exercise of stock options.

     Effective August 30, 1994, the Corporation issued 157,875 shares of its common stock in exchange for all of the outstanding shares of Oakland City Bancshares Corp., holding company for First Bank & Trust Company of Oakland City (First Bank), and the minority interests of First Bank. At that time, First Bank was merged into the Corporation's lead bank, The Citizens National Bank of Evansville. On July 1, 1994, the Corporation issued 445,443 shares of its common stock in exchange for all of the outstanding common stock of Union Bank and Trust Company, Morganfield, Kentucky (Union). Union was renamed Citizens Bank of Kentucky at that time. Simultaneous with the merger, Peoples Bank and Trust Company, and the Morganfield office of First Federal Savings Bank of Kentucky, both wholly-owned subsidiaries of the Corporation, were merged into Citizens Bank of Kentucky. On September 30, 1994, the Corporation merged three other of its subsidiary banks (CNB Bank of Kentucky, First Federal Savings Bank of Kentucky and Citizens Bank of Kentucky, N.A.) into Citizens Bank of Kentucky. These mergers were accounted for under the pooling of interests method of accounting without restatement of prior periods as the amounts involved were not material to the Corporation's financial results.

     On November 1, 1993, a subsidiary of the Corporation, The Citizens National Bank of Evansville, purchased certain loans totaling $18,137,000, and one parcel of improved real property located in Evansville which it operates as a branch office, and assumed $43,319,000 deposit liabilities from a wholly-owned subsidiary of American General Finance, Inc. of Evansville, Indiana. Goodwill and other intangibles of approximately $956,000 are being amortized on a straight-line basis over their estimated lives ranging up to 20 years. The transaction was accounted for under the purchase method of accounting and, accordingly, the consolidated statements include the assets and liabilities from the November 1, 1993, transaction date forward.

     Effective May 3, 1993, the Corporation issued 632,554 shares of its common stock in exchange for all of the outstanding common stock of South Central Illinois Bancorp, Inc. (South Central), holding company for the First National Bank of Effingham, Illinois. Additionally, the Corporation issued 749,824 shares of its common stock effective June 18, 1993, in exchange for all of the outstanding common stock of First Corporation (First), Henderson, Kentucky, holding company for The First National Bank of Henderson and Peoples Security Finance Company, Inc. Both mergers were accounted for as poolings of interests and, accordingly, all financial data of the Corporation for prior periods has been restated to include the financial position and operating results of South Central and First.

     On January 4, 1993, the Corporation acquired all of the common stock of First Federal Savings Bank of Kentucky, Madisonville, Kentucky (First Federal). The total purchase price, including expenses, was $3,590,000 and was comprised of $869,000 in cash and liabilities assumed and 132,926 shares of the Corporation's common stock. Goodwill of $583,000 is being amortized on a straight-line basis over 25 years. The acquisition was accounted for under the purchase method of accounting and, accordingly, the consolidated financial statements include First Federal's results from January 1, 1993, forward.

     Effective May 1, 1992, the Corporation issued 1,044,076 shares of its common stock in exchange for all of the outstanding common stock of Greenwood, Indiana-based Indiana Bancshares, Inc. and merged Indiana Bancshares into CNB of Central Indiana, Inc., a wholly-owned subsidiary of the Corporation. The merger was accounted for under the pooling of interests method of accounting and, accordingly, all financial data of the Corporation for prior periods has been restated to include the financial position and results of operations of Indiana Bancshares, Inc.

     On October 18, 1994, the Corporation signed a definitive agreement to acquire all of the outstanding shares of The Bank of Orleans, Indiana. Under terms of the agreement, the Corporation will issue approximately 319,000 shares of its common stock. The transaction will be accounted for under the pooling of interests method of accounting and is subject to approval by shareholders and appropriate regulatory agencies. Although the Corporation anticipates that the merger will be consummated during the third quarter of 1995, there can be no assurance that the acquisition will be completed. At December 31, 1994, The Bank of Orleans had total assets and shareholders' equity of $58,965,000 and $5,565,000, respectively.

     On December 13, 1994, the Corporation signed a definitive agreement to acquire all of the outstanding shares of UF Bancorp, Inc., parent company for Union Federal Savings Bank, Evansville, Indiana. Under terms of the agreement, the Corporation will issue approximately 2,196,000 shares of its common stock and will reserve an additional 235,000 shares for future issuance due to outstanding UF Bancorp options. The transaction will be accounted for under the pooling of interests method of accounting and is subject to approval by shareholders and appropriate regulatory agencies. Although the Corporation anticipates that the merger will be consummated during the third quarter of 1995, there can be no assurance that the acquisition will be completed. At December 31, 1994, UF Bancorp had total assets and shareholders' equity of $551,771,000 and $38,209,000, respectively.

     On April 7, 1995, the Corporation announced the signing of an agreement whereby a wholly-owned subsidiary, Citizens Bank of Western Indiana, will acquire the four Indiana offices of Household Bank, f.s.b., (Household) a subsidiary of Household International. The transaction will be accounted for under the purchase method of accounting and is subject to approval by appropriate regulatory agencies. Although the Corporation anticipates that the merger will be consummated during the third quarter of 1995, there can be no assurance that the transaction will be completed. At March 31, 1995, the four Household offices had total deposits of approximately $80,069,000.

  NOTE 3:  INVESTMENT SECURITIES AVAILABLE FOR SALE AND HELD TO MATURITY

                                                           GROSS        GROSS
                                            AMORTIZED    UNREALIZED  UNREALIZED     MARKET
                                              COST         GAINS       LOSSES        VALUE
Investment Securities Available for Sale
 at December 31, 1994:
   U.S. Treasury                             $ 67,725      $   96     $ (1,249)     $ 66,572
   Federal agencies:
     Bonds and notes                           35,406          50         (337)       35,119
     Mortgage-backed securities               106,285         851       (2,097)      105,039
   State and municipal securities               4,661          90          (95)        4,656
   Other securities                            10,169          11         (148)       10,032
--------------------------------------------------------------------------------------------
       Total                                 $224,246      $1,098     $ (3,926)     $221,418
============================================================================================

Investment Securities Held to Maturity
 at December 31, 1994:
   U.S. Treasury                             $ 12,132                 $   (386)     $ 11,746
   Federal agencies:
     Bonds and notes                           10,626      $   13         (412)       10,227
     Mortgage-backed securities               445,647         122      (28,320)      417,449
   State and municipal                         81,290       1,859       (1,851)       81,298
   Other securities                               166                      (13)          153
--------------------------------------------------------------------------------------------
       Total                                 $549,861      $1,994      $(30,982)    $520,873
============================================================================================

Investment Securities Available for Sale
 at December 31, 1993:
   U.S. Treasury                             $198,982      $5,330     $   (353)     $203,959
   Federal agencies:
     Bonds and notes                           32,286         780          (39)       33,027
     Mortgage-backed securities               192,172       3,272         (610)      194,834
   Other securities                            15,387          91          (55)       15,423
--------------------------------------------------------------------------------------------
       Total                                 $438,827      $9,473     $ (1,057)     $447,243
============================================================================================

Investment Securities Held to Maturity
 at December 31, 1993:
   U.S. Treasury                             $ 15,261      $  179     $    (18)     $ 15,422
   Federal agencies:
     Bonds and notes                           16,346         223          (93)       16,476
     Mortgage-backed securities               146,878         732         (946)      146,664
   State and municipal                         75,610       5,532          (78)       81,064
   Other securities                                10                                     10
--------------------------------------------------------------------------------------------
       Total                                 $254,105      $6,666     $ (1,135)     $259,636
============================================================================================

     Net unrealized gains or (losses) on investment securities available for sale, net of tax, at December 31, 1994 and 1993, were ($1,819,000) and $5,136,000, respectively. The amortized cost and estimated market value of investment securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                         INVESTMENT SECURITIES  INVESTMENT SECURITIES
                                           AVAILABLE FOR SALE      HELD TO MATURITY
                                           AMORTIZED    MARKET    AMORTIZED    MARKET
                                             COST       VALUE       COST       VALUE
Maturity distribution
 at December 31, 1994:
  Due in one year or less                   $ 36,769   $ 35,999    $ 14,113   $ 14,265
  Due after one year through five years       65,901     64,646      36,796     37,158
  Due after five years through ten years       2,273      2,933      33,114     32,414
  Due after ten years                          2,849      2,769      20,191     19,587
  Mortgage-backed securities                 106,285    105,039     445,647    417,449
--------------------------------------------------------------------------------------
       Total debt securities                 214,077    211,386     549,861    520,873
--------------------------------------------------------------------------------------
  Equity securities                           10,169     10,032
--------------------------------------------------------------------------------------
       Total                                $224,246   $221,418    $549,861   $520,873
======================================================================================

     Investment securities with a total amortized cost of $497,629,000 and $343,903,000, and a total market value of $474,209,000 and $349,673,000 were pledged at December 31, 1994 and 1993, respectively, to secure securities sold under repurchase agreements, public deposits, trust funds and for other purposes as required or permitted by law.

     Proceeds from sales of investment securities held to maturity during 1992 were $23,510,000. Proceeds from the sale of investment securities available for sale during 1994, 1993 and 1992 were $57,170,000, $277,347,000 and $225,712,000, respectively. Gross gains and losses realized on those sales for the respective portfolios and years were as follows:

                                              INVESTMENT          INVESTMENT
                                              SECURITIES          SECURITIES
                                          AVAILABLE FOR SALE   HELD TO MATURITY    TOTAL
1994
 Gross gains from sales
  and called bonds                             $ 1,888               $  31        $ 1,919

 Gross losses from sales
  and called bonds                              (1,221)                (11)        (1,232)
------------------------------------------------------------------------------------------
       Net securities gains                    $   667               $  20        $   687
==========================================================================================
1993
 Gross gains from sales
  and called bonds                             $ 1,306               $  61        $ 1,367

 Gross losses from sales
  and called bonds                                 (88)                (58)          (146)
------------------------------------------------------------------------------------------
       Net securities gains                    $ 1,218               $   3        $ 1,221
==========================================================================================
1992
 Gross gains from sales
  and called bonds                             $ 1,378               $ 375        $ 1,753

 Gross losses from sales
  and called bonds                                (545)               (104)          (649)
------------------------------------------------------------------------------------------
       Net securities gains                    $   833               $ 271        $ 1,104
==========================================================================================

NOTE 4:  LOANS AND CREDIT RISK

     Through its subsidiaries, the Corporation generates commercial, mortgage and consumer loans and receives deposits from customers located in its primary market areas of Indiana, Illinois, Kentucky, and portions of Tennessee. Collateral, if deemed necessary, is based on management's credit evaluation and may include business assets of commercial borrowers as well as personal property and real estate of individual borrowers or guarantors. The Corporation's loan portfolio is diversified with no concentration related to any one industry.

                                                          1994         1993
Loans at December 31:
 Commercial and industrial loans                       $  271,566   $  237,282
 Agricultural production loans                             42,093       29,377
 Tax exempt loans                                          25,248       26,788
 Real estate mortgage loans:
   Commercial                                             271,442      249,258
   Agricultural                                            36,593       35,357
   Construction                                            64,699       39,430
   Residential                                            684,700      572,503
------------------------------------------------------------------------------
                                                        1,057,434      896,548
 Consumer loans                                           536,319      472,961
 Bankers' acceptances and
   term federal funds                                                   14,470
------------------------------------------------------------------------------
                                                        1,932,660    1,677,426
 Less:  Unearned interest on loans                         14,678       15,865
------------------------------------------------------------------------------
         Total loans, net of unearned interest         $1,917,982   $1,661,561
==============================================================================

     The above table does not include real estate loans held for sale which totaled $1,260,000 and $28,434,000 at December 31, 1994 and 1993, respectively.

     The Corporation has sold certain loans to the Federal Home Loan Mortgage Corporation (FHLMC) and other investors while retaining servicing rights. Loans serviced for others totaled $355,063,000 and $361,553,000 at December 31, 1994 and 1993, respectively, and are not included in the accompanying consolidated financial statements.

     Loans on which the accrual of interest was discontinued or reduced amounted to $12,270,000 at December 31, 1994, and $13,358,000 at December 31, 1993.
Additional interest income of approximately $902,000 for 1994, $567,000 for 1993, and $1,019,000 for 1992, would have been recorded had income on these loans been accounted for on the accrual basis.

NOTE 5:  ALLOWANCE FOR LOAN LOSSES

                                             1994       1993        1992
Allowance for loan losses:
  Balances, January 1,                      $22,629    $21,673    $ 20,077
  Allowance of subsidiaries at
   acquisition date                           1,118        924

  Adjustment for net change in
   allowance to conform King City
   with the Corporation's year-end              237


  Provision for loan losses                   6,319      3,605       8,960
  Recoveries                                  1,749      2,405       3,423
  Loans charged-off                          (5,437)    (5,978)    (10,787)
--------------------------------------------------------------------------
  Balances, December 31,                    $26,615    $22,629    $ 21,673
===========================================================================


NOTE 6:  PREMISES AND EQUIPMENT

                               1994        1993
Cost at December 31:
  Land                       $  7,359    $  7,314
  Buildings                    62,740      59,696
  Leasehold improvements        2,477       2,350
  Equipment                    35,771      34,879
-------------------------------------------------
        Total cost            108,347     104,239
Accumulated depreciation      (48,763)    (45,024)
-------------------------------------------------
  Net                        $ 59,584    $ 59,215
==================================================

NOTE 7:  DEPOSITS

                                             1994        1993
Deposits at December 31:
  Demand                                  $  297,954  $  273,855
  Interest bearing transaction accounts      380,592     350,650
  Money market investment accounts           220,449     234,499
  Savings                                    221,806     261,081
  Certificates of $100,000 or more           108,944     103,107
  Certificates of deposit and other time   1,012,898     985,886
----------------------------------------------------------------
      Total                               $2,242,643  $2,209,078
================================================================

NOTE 8:  LONG-TERM DEBT
                                                   1994          1993
Long-term debt as of December 31:
  Convertible subordinated debentures,
   7.50%, redemptions of $1,125,000
   annually beginning in 2001, balance            $ 6,785       $10,031
   due 2011
  Redeemable subordinated debentures,
   9.50% due 1997                                   2,266         2,272
  Notes payable, unsecured:
   6.25%, adjusted quarterly with
    changes in LIBOR, payable $250,000
    quarterly through 2000                          6,000         7,000
   9.75%, payable in 1994                                         1,800
   9.81%, payable $600,000 annually
    through 1996, balance due in 1997               3,600         4,200
  Note payable, secured by stock:
   10.00%, payable semi-annually, balance
    due 2000                                        3,250         3,250
  Federal Home Loan Bank advances:
   6.05%, adjusted monthly with changes in
    LIBOR, payable in 1995                         10,000
   5.56%, adjusted quarterly with changes in
    LIBOR, payable in 1999                          5,000
   8.85%, payable in 1994                                         5,000
  Mortgage notes payable:
   2.00%, payable $75,000 annually including
    interest, due year 2032 (Federal Urban
    Development Grant Program)                      1,977         2,011
  Notes payable, revolving credit agreement,
   secured by finance receivables:
    8.50%, adjusted with changes in the prime
     interest rate not to exceed 10.00%             9,102         6,692
    Fixed rate borrowings at 7.50% to 8.20%,
     payable in 1995                                6,500         4,550
  Other, including capitalized leases               3,597         3,305
-----------------------------------------------------------------------
       Total                                      $58,077       $50,111
=======================================================================

     The scheduled principal reduction of long-term debt at December 31, 1994, is approximately as follows: 1995 - $18,770,000; 1996 - $11,499,000; 1997 -
$6,469,000; 1998 - $2,492,000; 1999 -$6,842,000; 2000 and after - $12,005,000.
Certain notes payable permit earlier principal payments without penalty.

     The Corporation sold $15,000,000 of 7.5 percent convertible subordinated debentures on August 29, 1991. The debentures are convertible into shares of common stock of the Corporation at a conversion price of $19.84 per share, subject to certain adjustments, any time prior to maturity. The debentures are subject to equal annual redemptions of $1,125,000 commencing in 2001 with final maturity on September 1, 2011. The Corporation has the option to redeem the debentures in whole or in part under certain conditions prior to maturity.

     The redeemable subordinated debentures were issued in tandem with a like face amount of cancelable mandatory stock purchase contracts as described in
Note 9.

     Qualifying unencumbered mortgage loans held in the loan portfolio that equal at least 170 percent of the aggregate amount of advances have been pledged as collateral for the Federal Home Loan Bank advances.

NOTE 9:  SHAREHOLDERS' EQUITY

     The Corporation is authorized to issue 2,000,000 shares of preferred stock, no par value, which remain unissued at December 31, 1994. In the event any preferred shares are issued, specific voting powers, dividend preferences, and other rights and restrictions of the preferred stock will be designated by the Board of Directors.

     Shareholders' equity has been adjusted to record the one-for-ten stock dividend declared on December 15, 1992, the one-for-twenty stock dividend declared on November 16, 1993, and the one-for-ten stock dividend declared on October 18, 1994. All share data has been adjusted to reflect the stock dividends.

     The Corporation offers a Dividend Reinvestment and Stock Purchase Plan (the
Plan), which provides shareholders of the Corporation with a convenient method of purchasing additional shares of common stock without the payment of any brokerage commissions or fees. At December 31, 1994, there were 213,332 shares of common stock reserved for issuance under the Plan. Shares distributed pursuant to the Plan totaled 92,689, 92,616, and 83,295 for 1994, 1993 and 1992, respectively.

     In connection with its merger with Indiana Bancshares, Inc., the Corporation reserved 156,365 shares of its common stock effective May 1, 1992, for issuance pursuant to Indiana Bancshares' $2,500,000 cancelable mandatory stock purchase contracts, which were assumed by the Corporation. The cancelable mandatory stock purchase contracts outstanding at December 31, 1994, require the purchase of 142,535 shares of the Corporation's common stock at a price of approximately $15.99 per share on or before January 1, 1997. The Corporation issued 375 shares in 1994, 4,376 shares in 1993, and 9,067 shares in 1992 in connection with the exercise of stock purchase contracts.

     The Corporation has an Incentive Stock Option Plan (ISOP), whereby shares of common stock can be granted to certain key officers or employees of the Corporation or its subsidiaries. Under terms of the Plan, options may be granted to purchase the Corporation's common stock at a price not less than the fair market value of the common stock at the date of the grant, for a period up to 10 years. Options granted pursuant to the Plan are intended to qualify as incentive stock options; however, certain conditions may be waived which would result in the options being treated as non-qualified stock options. The Board of Directors may modify or terminate the Plan at any time, except that no option shall be granted after January 22, 2002.

     On April 18, 1995, the Corporation's shareholders approved the CNB Bancshares, Inc. 1995 Stock Incentive Plan (Plan), which provides for several different types of stock and stock-based awards. The total number of shares of common stock issuable under the Plan in any plan year is limited to one (1) percent of the outstanding common stock of the Corporation as reported in its Annual Report on Form 10-K for the fiscal year ending immediately prior to such plan year, plus (i) any unused portion of the limit for a prior plan year, (ii) shares represented by awards which are forfeited, surrendered, terminated, paid in cash or expire unexercised, and (iii) the excess amount of variable awards which become fixed at less than their maximum limitations. Notwithstanding the foregoing, no more than 700,000 shares in the aggregate for all plan years may be subject to incentive stock option awards under the Plan. Unless earlier terminated by the Board of Directors, the Plan will terminate on March 20, 2005. The Plan will essentially replace the ISOP. Grants outstanding under the ISOP will remain in place until they are exercised and/or forfeited or until such plan expires, although no further grants are contemplated thereunder.

     The following table presents share data related to the plans and other options assumed by the Corporation as a result of certain mergers.

                                     1994                   1993                   1992
                                        AVERAGE                Average                Average
                             SHARES   OPTION PRICE  Shares   Option Price  Shares   Option Price
Outstanding, January 1       209,374      $19.80     152,087    $15.33     102,187      $10.33
Options granted
  or assumed                 135,756       22.91      82,334     25.47      79,788       21.60
Less: Options exercised       34,435       11.70      25,047     11.42      29,888       14.93
                             -------                 -------               -------
Outstanding, December 31,    310,695      $22.04     209,374    $19.80     152,087      $15.33
================================================================================================

     At December 31, 1994, options for 249,755 shares were exercisable and 254,344 shares were available for the granting of additional options.
     The Corporation had also reserved 342,134 shares of its common stock at December 31, 1994, for its convertible subordinated debentures as described in
Note 8.

NOTE 10:  EMPLOYEE BENEFIT PLANS

     The Corporation and its subsidiaries maintain noncontributory, defined-benefit pension plans covering substantially all employees. Pension benefits are generally based on years of service and compensation, as defined. Pension expense was $288,000, $508,000 and $246,000 for 1994, 1993 and 1992,
respectively, and included the following components:

                                                                1994        1993         1992
Service costs-benefits earned during  the period              $ 1,282     $ 1,275      $   957
Interest costs on projected benefit obligation                  1,980       1,913        1,754
Return on plan assets                                          (2,750)     (2,501)      (2,192)
Net amortization and deferral                                    (224)       (179)        (273)
------------------------------------------------------------------------------------------------
Net pension expense                                           $   288     $   508      $   246
================================================================================================

     It is the Corporation's policy to make contributions to the plans sufficient to meet the minimum funding requirements of applicable laws and regulations, plus additional amounts, if any, that the Corporation may determine to be appropriate.

     The following table sets forth the plans' funded status and the amounts recognized in the Corporation's consolidated balance sheet at December 31:

                                                                1994        1993         1992
Actuarial present value of accumulated
  benefit obligation:
    Vested                                                   $ 20,993    $ 21,237     $ 19,561
    Nonvested                                                     725         829          655
------------------------------------------------------------------------------------------------
      Total                                                  $ 21,718    $ 22,066     $ 20,216
================================================================================================

Plan assets at fair value, primarily
  marketable securities                                      $ 30,082    $ 31,121     $ 29,767
Actuarial present value of projected
  benefit obligation                                          (26,108)    (27,621)     (25,493)
------------------------------------------------------------------------------------------------
Excess of plan assets over projected
  benefit obligation                                            3,974       3,500        4,274
Unrecognized net transition asset                              (1,966)     (2,163)      (2,299)
Unrecognized net (gain) loss                                    2,308       1,585          (63)
Unrecognized prior service cost                                (1,005)        151          166
------------------------------------------------------------------------------------------------
  Prepaid pension expense included
    in other assets                                          $  3,311    $  3,073     $  2,078
================================================================================================

     Assumptions used in determining the projected benefit obligations and net pension expense were:

                                            1994      1993      1992
Discount rate                               8.25%     7.50%     8.25%
Rate of increase in compensation levels     4.25      4.25      5.00
Expected long-term rate of return
  on plan assets                            9.00      9.00      9.00

     The discount rates used to compute the projected benefit obligations were reduced in 1993 and increased during 1994 as noted above due to changes in market interest rates. The projected benefit obligations were increased by approximately $1,600,000 in 1993 and reduced by approximately $2,909,000 in 1994 as a result of these changes.

     In addition, the Corporation incurred additional pension expense of $77,000 related to the early retirement of employees at certain subsidiaries in 1993.

     The Corporation and its subsidiaries also have a deferred income savings plan (Savings Plan) with substantially all employees eligible to participate. At the discretion of the Board of Directors, the subsidiaries match a percentage of employee contributions and may make an additional contribution based on earnings performance. The Corporation's expense for the Savings Plan was $1,014,000, $1,094,000 and $1,264,000 for 1994, 1993 and 1992, respectively.

     The Corporation does not provide postretirement benefits as defined by Financial Accounting Standards Board Statement 106, "Employers Accounting for Postretirement Benefits Other Than Pensions."

     The Financial Accounting Standards Board has issued Statement No. 112 "Employers' Accounting for Postemployment Benefits" (FAS 112). The statement requires the recognition of liabilities for postemployment benefits provided to former and inactive employees, prior to retirement. The Corporation adopted FAS 112 in 1994 and was not significantly impacted by this statement.

NOTE 11: OTHER NON-INTEREST INCOME AND EXPENSE

     Components of other non-interest income and expense that exceeded one percent of total revenue in any of the years presented are as follows:

                                                       YEAR ENDED DECEMBER 31,
                                                      1994      1993      1992
Other non-interest income:
  Service charges on deposit accounts               $ 8,746   $ 7,852   $ 7,463
  Insurance premiums and commissions                  6,660     5,461     4,727
  Trust fees                                          4,538     4,195     3,706
  Credit card and other non-interest fees on loans    4,032     3,240     2,211
  Brokerage fees and commissions                      2,565     1,990     1,142
  Other fees and commissions                          2,525     2,411     2,241
  Net gains and servicing fees on real estate
    loans sold                                        1,895     3,550     3,494
  Other                                               5,704     3,990     2,225
-------------------------------------------------------------------------------
    Total other non-interest income                 $36,665   $32,689   $27,209
===============================================================================

Other non-interest expense:
  Data processing and other services                $ 6,142   $ 4,818   $ 3,694
  FDIC assessments                                    5,271     4,780     4,639
  Printing and supplies                               2,828     2,591     2,277
  Professional fees                                   2,973     2,872     3,492
  Postage and freight                                 2,439     2,331     2,145
  Advertising and promotion                           2,358     2,322     1,936
  Other                                              13,768    11,325    10,898
-------------------------------------------------------------------------------
    Total other non-interest expense                $35,779   $31,039   $29,081
===============================================================================

NOTE 12: INCOME TAXES

                                                      1994      1993      1992
Income taxes:
  Currently payable:
    Federal                                         $13,332   $10,597   $ 8,246
    State                                             3,218     2,502     2,381
  Deferred expense (benefit):
    Federal                                          (1,700)     (136)   (1,819)
    State                                              (145)      (49)     (258)
--------------------------------------------------------------------------------
    Total income taxes                              $14,705   $12,914   $ 8,550
================================================================================
                                                                          1992
Deferred provision (benefit) relating to:
  Depreciation on fixed assets                                          $   137
  Provision for loan losses                                                (731)
  Compensation                                                             (157)
  Asset valuation adjustments                                              (340)
  Accounting loss carryforward                                             (591)
  Other                                                                    (395)
--------------------------------------------------------------------------------
    Deferred income tax (benefit)                                       $(2,077)
================================================================================

                                                      1994      1993      1992
Reconciliation of federal statutory tax
  to income tax expense:
    Federal income tax at applicable statutory
      rate (35%, 35%, and 34%, respectively)        $14,538   $13,608   $10,175

    Tax exempt interest                              (2,070)   (2,153)   (2,306)
    Accounting loss carryforward                                           (699)
    State franchise tax, net of federal
      tax benefit                                     1,997     1,594     1,400
    Other                                               240      (135)      (20)
--------------------------------------------------------------------------------
      Income tax expense                            $14,705   $12,914   $ 8,550
================================================================================
      Effective rate                                    35%       33%       29%
================================================================================

     A cumulative net deferred tax asset (liability) of $5,646,000 and $(247,000) for 1994 and 1993, respectively, is included in other assets (liabilities). The components of the asset (liability) at December 31 are as follows:

                                                    1994          1993

Securities available for sale                     $  1,005      $(3,281)
Differences in depreciation methods                 (2,089)      (3,312)
Accretion of investments discounts                    (286)        (386)
Differences in accounting for loan losses            7,919        6,485
Deferred compensation and pension                     (826)        (805)
Difference in accounting for loan fees                  89          691
Other                                                 (166)         361
------------------------------------------------------------------------
  Net deferred tax asset (liability)              $  5,646      $  (247)
========================================================================

Assets                                            $ 12,521      $ 8,447
Liabilities                                         (6,875)      (8,694)
------------------------------------------------------------------------
  Net deferred tax asset (liability)              $  5,646      $  (247)
========================================================================

     During 1993, the Corporation adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." As a result, the beginning deferred tax asset was increased by $1,568,000, which is reported as the cumulative effect of a change in accounting method. A valuation allowance was not required at any time during 1994 or 1993.

     Income tax expense attributable to securities gains was $279,000, $496,000 and $437,000 for 1994, 1993 and 1992, respectively.


NOTE 13:  LEASE COMMITMENTS

     The Corporation is committed under various operating leases that have initial or remaining non-cancelable lease periods in excess of one year as of December 31, 1994. Lease rental expense for real estate was $1,048,000 in 1994, $960,000 in 1993 and $856,000 in 1992. Equipment lease rental expense was $336,000 in 1994, $327,000 in 1993 and $232,000 in 1992.

     Minimum rentals for lease commitments in succeeding years are as follows:

                                                    REAL ESTATE  EQUIPMENT
1995                                                   $1,030     $  351
1996                                                      975        325
1997                                                      921        292
1998                                                      766        263
1999                                                      653
2000 and after                                          2,577
------------------------------------------------------------------------
Total                                                  $6,922     $1,231
========================================================================

NOTE 14:  COMMITMENTS AND CONTINGENT LIABILITIES

     In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Corporation uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheet.

     At December 31, these financial instruments whose contract amount represents credit and/or interest rate risk are summarized in the following table:

                                                        1994       1993
Commitments to extend credit                          $409,798   $352,064
Commitments to purchase investment securities           19,175     77,012
Standby letters of credit                               16,077     14,849

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, real property, plant and equipment, and income-producing commercial properties.

     Commitments to purchase investment securities were related to the purchase of U.S. Government Agency securities. These transactions settled in January 1995 and 1994, respectively.

     Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party.

     The Corporation and its subsidiaries are also subject to claims and lawsuits which arise primarily in the ordinary course of business. Based on information presently available and advice received from legal counsel representing the Corporation in connection with such claims and lawsuits, it is the opinion of management that the disposition or ultimate determination of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Corporation.

     The Corporation has entered into employment contracts with nine officers which provide for the continuation of salary and certain benefits for a specified period of time under certain conditions. Under the terms of the agreements, these payments could occur in the event of a change in control of the Corporation, as defined, along with certain other specified conditions. The contingent liability under these agreements in the event of a change in control is approximately $3,368,000. The Corporation is not required to pay any amounts under these agreements which cannot be deducted for federal income tax purposes.

     The Corporation has entered into an agreement with ALLTEL Information Services, Inc. (ALLTEL) whereby ALLTEL will provide the Corporation with certain services, including software, specified computer equipment and the overall management and operations of its data processing through November 1999. The agreement provides for minimum annual payments as follows: 1995 - $4,228,000; 1996 - $4,395,000; 1997 - $4,513,000; 1998 - $4,537,000; and 1999 - $4,346,000.

NOTE 15:  INTEREST RATE CONTRACTS

     Through the purchase of interest rate cap agreements, (caps) the Corporation has reduced the potential impact of increased interest rates on its costs to acquire certain repurchase agreements being hedged. These caps entitle the Corporation to receive periodic payments from counterparties based upon the notional amount of the caps and the excess of the index rate over the strike price.

     At December 31, 1994, the notional amount of the interest rate caps was $125,000,000. The caps are indexed to LIBOR with contract strike prices ranging from 4 percent to 6 percent and mature in 1997. The carrying value and estimated market value of the caps at December 31, 1994, was $2,576,000 and $7,217,000, respectively. The Corporation is exposed to credit losses in the event of nonperformance by the counterparties but has no off-balance sheet credit risk of accounting loss. Although collateral or other security is not obtained, the Corporation minimizes its credit risk by monitoring the credit standing of the counterparties and anticipates that the counterparties will be able to fully satisfy their obligation under the agreements.

NOTE 16:  RELATED PARTY TRANSACTIONS

     In the ordinary course of business, the Corporation has loan, deposit and other transactions with officers, directors, and principal shareholders, and with organizations and individuals with which they are financially or otherwise closely associated. All of the transactions were entered into on substantially the same terms as those prevailing at the time for comparable transactions with other parties. These loans do not involve more than normal risk of collectability or present other unfavorable features. As defined, total loans to executive officers, directors, and principal shareholders were as follows:

Balance, January 1, 1994 (all current)       $ 26,552
 New loans (including renewals of $8,440)      86,811
 Director and officer changes                    (752)
 Payments (including renewals of $8,440)      (78,017)
------------------------------------------------------
Balance, December 31, 1994 (all current)     $ 34,594
======================================================

NOTE 17:  REGULATIONS ON BANK DIVIDENDS AND CASH

     The principal source of income and funds for the Corporation (Parent Company) is dividends from its banking subsidiaries. During the year 1995, the amount of dividends that the banking subsidiaries can pay to the Corporation without obtaining prior regulatory approval is limited to the total of their 1995 net income and $20,682,000 (the amount available at December 31, 1994). As a practical matter, the banks may restrict dividends to a lesser amount because of the need to maintain adequate capital structures.

     The bank subsidiaries are required by the Federal Reserve Bank to maintain non-interest bearing cash reserve balances which are dependent on the amounts and types of deposits held by the banks. The reserves required at December 31, 1994, were $38,910,000.

NOTE 18:  FAIR VALUES OF FINANCIAL INSTRUMENTS

     The estimated fair values of the Corporation's financial instruments are provided in the following table. A financial instrument is defined as cash, evidence of an ownership interest in an entity, or a contract that both: a) Imposes on one entity a contractual obligation to deliver cash or another financial instrument to a second entity or, b) Conveys to a second entity a contractual right to receive cash or another financial instrument from the first entity. All of the Corporation's assets and liabilities are not financial instruments, as defined, and are therefore not included in the table.

     The estimated fair values of the Corporation's financial instruments at December 31 are as follows:

                                                           1994                            1993
                                                 CARRYING          FAIR          CARRYING          FAIR
                                                  AMOUNT          VALUE           AMOUNT          VALUE

Financial assets:
 Cash and short-term investments               $    127,009    $    127,009    $    163,576    $    163,576
 Investment securities available for sale           221,418         221,418         447,243         447,243
 Investment securities held to maturity             549,861         520,873         254,105         259,636
 Net loans (including loans held for sale)        1,892,627       1,879,770       1,667,366       1,709,963
 Interest receivable                                 20,433          20,433          18,025          18,025

Financial liabilities:
 Deposits                                        (2,242,643)     (2,234,057)     (2,209,078)     (2,216,054)
 Short-term borrowings                             (359,479)       (359,479)       (145,954)       (145,954)
 Interest rate caps                                   2,576           7,217
 Long-term debt                                     (58,077)        (56,324)        (50,111)        (51,021)
 Interest payable                                    (8,764)         (8,764)         (7,436)         (7,436)

Off-balance sheet financial instruments:
 Commitments to extend credit                                         1,803                           1,475

     The carrying amounts of cash and short-term investments were reasonable estimates of their fair values. Fair values for investment securities were based on quoted market prices or dealer quotes where available. The fair values of investment securities, where market values or dealer quotes were not available, and loans were calculated by discounting expected cash flows to average maturities. The discount rate was adjusted to allow for varying repricing opportunities, credit risks and carrying costs, as deemed appropriate by management. The fair values of demand deposits, savings accounts, money market deposits and short-term borrowings were the carrying amounts which were payable on December 31, 1994, and December 31, 1993, respectively. Fair values for rate caps were based on dealer quotes. The fair values of fixed-maturity certificates of deposit and long-term debt were estimated using current interest rates for similar remaining maturities. Commitments to make loans and standby letters of credit are not recorded on the balance sheet. The fair values of off-balance sheet financial instruments were based on fees currently charged to enter into similar agreements with similar maturities and interest rates.

     Because no active market exists for a significant portion of the Corporation's financial instruments, fair value estimates were based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other such factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.

NOTE 19:  CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

     Presented below is condensed financial information as to financial position, results of operations and cash flows of the Corporation (Parent Company only).

CONDENSED BALANCE SHEET
                                                        DECEMBER 31,
                                                      1994        1993
Assets
  Cash on deposit                                   $  3,210    $    174
  Securities purchased under repurchase
   agreements with subsidiaries                       16,000      12,017
------------------------------------------------------------------------
     Total cash and cash equivalents                  19,210      12,191
  Investment in subsidiaries                         228,406     230,215
  Premises and equipment                                 334          79
  Receivables from subsidiaries                        9,554       8,127
  Other assets                                           633         717
------------------------------------------------------------------------
   Total assets                                     $258,137    $251,329
========================================================================
Liabilities
  Accrued expenses                                  $  1,679    $  1,156
  Dividends payable                                    2,813       2,328
  Long-term debt                                      16,385      23,542
------------------------------------------------------------------------
   Total liabilities                                  20,877      27,026

Shareholders' equity
  Preferred stock
  Common stock                                        15,009      13,259
  Capital surplus                                    202,945     154,378
  Retained earnings                                   21,125      51,530
  Net unrealized gains (losses) on investment
   securities available for sale                      (1,819)      5,136
------------------------------------------------------------------------
   Total shareholders' equity                        237,260     224,303
------------------------------------------------------------------------
   Total liabilities and shareholders' equity       $258,137    $251,329
========================================================================

CONDENSED STATEMENT OF INCOME
                                             YEAR ENDED DECEMBER 31,
                                             1994       1993      1992
Income
  Dividends from subsidiaries              $ 31,269    $29,031   $12,070
  Management fees from subsidiaries           5,673
  Other income                                1,817        197       423
------------------------------------------------------------------------
        Total income                         38,759     29,228    12,493
Expenses
  Personnel expense                           5,731
  Interest expense                            1,426      1,882     2,469
  Other expenses                              3,166      2,726     2,456
------------------------------------------------------------------------
        Total expenses                       10,323      4,608     4,925
------------------------------------------------------------------------

Income before income tax and equity in
  undistributed earnings of subsidiaries     28,436     24,620     7,568
Income tax benefit                              938        634     2,076
------------------------------------------------------------------------

Income before equity in undistributed
  earnings of subsidiaries                   29,374     25,254     9,644
Equity in undistributed earnings of
  subsidiaries                               (2,541)     2,280    11,732
------------------------------------------------------------------------
Net income                                 $ 26,833    $27,534   $21,376
========================================================================

CONDENSED STATEMENT OF CASH FLOWS
                                                   YEAR ENDED DECEMBER 31,
                                               1994         1993        1992
Operating activities:
  Net income                                 $  26,833    $  27,534   $  21,376
  Adjustments to reconcile net income to
   net cash provided by operating
    activities:
     Depreciation and amortization                  97           68          77
     (Increase) decrease in
      undistributed net income                   2,541       (2,280)    (11,160)
      of subsidiaries
  (Increase) decrease in other assets             (123)       1,288        (566)
  Increase in other liabilities                    523          181         139
-------------------------------------------------------------------------------
Net cash provided by operating activities       29,871       26,791       9,866
-------------------------------------------------------------------------------

Investing activities:
  Principal payments received on notes
    from subsidiaries                            1,650          456          14
  Purchase of subsidiaries                                     (688)
  Advances on notes to subsidiaries             (3,077)      (7,154)     (1,360)
  Capital contributions to subsidiaries           (193)      (1,606)     (5,733)
  Purchase of premises and equipment              (321)         (94)
-------------------------------------------------------------------------------
Net cash used by investing activities           (1,941)      (9,086)     (7,079)
-------------------------------------------------------------------------------

Financing activities:
  Payment of long-term debt                     (3,911)      (4,711)     (4,711)
  Proceeds from long-term borrowings                          7,000
  Proceeds from common stock issued for
    dividend reinvestment plan                   2,733        2,396       1,685
  Proceeds from exercise of stock
   options and stock purchase contracts            710          929         431
  Payment of cash dividends                    (10,989)     (10,357)     (8,905)
  Purchase and retirement of common stock       (9,454)      (3,988)     (3,512)
-------------------------------------------------------------------------------
Net cash used by financing activities          (20,911)      (8,731)    (15,012)
-------------------------------------------------------------------------------

Net increase (decrease) in cash and
  cash equivalents                               7,019        8,974     (12,225)
Cash and cash equivalents at January 1,         12,191        3,217      15,442
-------------------------------------------------------------------------------
Cash and cash equivalents at December 31,    $  19,210    $  12,191   $   3,217
===============================================================================

Supplemental disclosure:
 Non-cash investing and financing
  activities:
    Stock issued in exchange of
     debentures and equity contracts         $   3,252    $   5,037   $     146
    Common stock issued for
     acquisition                                 9,969        2,721      12,225


INDEPENDENT AUDITOR'S REPORT

To the Shareholders and Board of Directors
CNB Bancshares, Inc.
Evansville, Indiana

          We have audited the consolidated balance sheet of CNB Bancshares, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These consolidated financial statements are the responsibility of the Corporation's management.
Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements described above present fairly, in all material respects, the consolidated financial position of CNB Bancshares, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

          As discussed in Note 2, the consolidated financial statements of CNB Bancshares, Inc. and subsidiaries as of December 31, 1994 and 1993 and for the three years in the period ended December 31, 1994, have been restated for the February, 1995 acquisitions of Harrisburg Bancshares, Inc. and King City Federal Savings Bank. As discussed in the notes to the consolidated financial statements, effective January 1,1993, and December 31, 1993, respectively, the Corporation adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, and Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.




GEO. S. OLIVE & CO. LLC
Evansville, Indiana
May 23, 1995